Exhibit 99.3

TransAct Technologies Announces Share Repurchase Program

Board-Authorized $3 Million Program Approved for One Year

HAMDEN, CT – May 12, 2026 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a leading provider of cloud-based software and integrated hardware solutions, today announced that its Board of Directors has authorized a share repurchase program of up to $3 million of the Company’s outstanding common stock over the next 12 months.

This authorization reflects TransAct’s continued confidence in its strategic direction, strong balance sheet, and long-term growth opportunities, driven by the BOHA!® platform’s recurring revenue model and strengthened by TransAct’s EPIC line of casino and gaming printing solutions.

“We believe our current share price does not fully reflect the strength or value of our business, particularly the long-term growth and recurring revenue potential of our BOHA! solutions,” said John Dillon, Chief Executive Officer of TransAct. “As we continue to scale BOHA!, we are building a more predictable, higher-margin revenue stream driven by ARR, which we believe will create meaningful long-term stockholder value. This share repurchase program underscores our commitment to disciplined capital allocation—balancing investment in growth, customer acquisition, and platform expansion with returning capital to stockholders.”

TransAct intends to execute repurchases opportunistically, considering market conditions, share price, and alternative uses of capital. Repurchases may be made from time to time in the open market, through privately negotiated transactions, or by other means in accordance with applicable securities laws.

Mr. Dillon added, “With improving visibility into recurring revenue streams from BOHA! and continued operational efficiencies, we are well positioned to generate sustainable cash flow and deploy capital in a way that maximizes long-term stockholder returns.”

The share repurchase program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, or discontinued at any time.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a leading provider of cloud-based software and integrated hardware solutions that redefine how organizations connect operations, technology and data to drive measurable business value.  Through its BOHA!® solutions, serving over 19,000 foodservice locations worldwide, TransAct combines purpose-built hardware with a cloud-based SaaS platform to help foodservice operators automate food safety, improve operational efficiency and maintain trusted brand relevance.   In the casino and gaming market, TransAct’s award-winning EPIC solutions enable ticket-in/ticket-out (TITO) functionality and advanced promotional capabilities that enhance player engagement and drive revenue for operators globally.  TransAct also provides a comprehensive portfolio of consumables and service solutions, allowing customers to simplify operations and partner with a single, trusted provider across their technology ecosystem.

TransAct is headquartered in Hamden, CT. For more information, please visit transact-tech.com or call (203) 859-6800.

©2026 TRANSACT Technologies Incorporated. All rights reserved. TransAct® and BOHA!® are registered trademarks of TransAct Technologies Incorporated.

Forward-Looking Statements

Certain statements in this press release include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan,” predict,” “design” or “continue,” or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software and risks to our reputation and business relating to the source code transition; our ability to successfully transition the BOHA! source code to our platform and systems and, until such transition is complete, our continued reliance on third parties to host and support our FST offerings; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

Contact:

Ryan Gardella
ICR, Inc.
Ryan.Gardella@icrinc.com